SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ___________________


                                    FORM 8-K
                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): Febuary 2, 2000

                         First West Chester Corporation
      _____________________________________________________________________
             (Exact name of registrant as specified in its charter)

                                  Pennsylvania
      _____________________________________________________________________
                 (State or other jurisdiction of incorporation)

               0-12870                                      23-2288763
      __________________________               _________________________________
        (Commission File No.)                  (IRS Employer Identification No.)

              9 North High Street, West Chester, Pennsylvania 19380


                               (610) 344-2686
                         _____________________________
                         Registrant's Telephone Number

ITEM 5.

On Febuary 2, 2000, Charles E. Swope, Chairman of the Board and President of First West Chester Corporation and The First National Bank of West Chester, released information regarding it's new interactive web site.

Attached as Exhibit 99.1, is a press release relating to this event.

ITEM 7.  EXHIBITS

         99.1 Press Release dated February 2, 2000

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   Febuary 2, 2000                     FIRST WEST CHESTER CORPORATION


                                             By:/s/Charles E.Swope
                                             ___________________________________
                                             Charles E. Swope,
                                             Chairman of the Board and President

                                  EXHIBIT 99.1
                                  PRESS RELEASE

                     The First National Bank of West Chester
                           announces its new web site




(February 2, 2000 - West Chester, PA) - The First National Bank of West Chester, subsidiary of the First West Chester Corporation (FWCC), announced the release of its new interactive web site www.fnbwestchester.com.

The new web site has many general features including product and service information, current deposit rates, branch and ATM locations, announcements and financial information. Additionally, the site will offer several interactive features such as; a community calendar, on-line loan and job applications, financial planning calculators and a "Kid's Zone" with games for children.

Charles E. Swope, Chairman of the Board, President and CEO stated "as an added benefit our customers will be able to access "Net Teller", our on-line banking product available to all customers free of charge and "Portfolio Link" which gives Financial Management Services customers on-line access to all their account information."

According to Ms. Stephanie Giangiulio, Site Administrator, "This web site will not only offer customers easy access to information about their "Hometown Bank (registered trademark)" but will provide easy access to information about their community as well."

For additional information, visit our new web site at www.fnbwestchester.com or call Stephanie Giangiulio at 610-692-1411.

The First West Chester Corporation is traded in the over-the-counter market under the symbol "FWCC." For more information, please contact our Shareholder Relations Department at (610) 344- 2686 or at shareholderinfo@fnbwestchester.com.